CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Cord Blood America, Inc. (the “Company”) for the quarter ended March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anthony Snow, Interim President and Principal Financial and Accounting Officer certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for the periods presented in the Report.

Date: May 14, 2018	By: /s/ Anthony Snow
Name: Anthony Snow
Title: Interim President
Principal Financial and Accounting Officer